Exhibit 10.1

SEPARATION AGREEMENT

Affinion Group, Inc., a Delaware corporation (“Affinion” or the “Company”), Affinion Group Holdings, Inc. (“Holdings”) and Maureen E. O’Connell (hereinafter collectively with her heirs, executors, administrators, successors and assigns, referred to as “Executive”), mutually desire to enter into this Separation Agreement as of this 5th day of July, 2006 (the “Effective Date”) and agree that:

Executive has previously entered into (i) an Employment Agreement (the “Employment Agreement”), dated as of December 1, 2005 with Affinion, (ii) an Option Agreement (the “Option Agreement”), dated as of January 2, 2006 with Holdings, (iii) a Subscription Agreement (the “Subscription Agreement”), dated as of January 2, 2006 with Holdings, and (iv) a Management Investor Rights Agreement (the “MIRA”), dated as of October 17, 2005 with Holdings;

The parties understand that this Separation Agreement is executed for the benefit of Affinion and Holdings (and each of the affiliates, subsidiaries, successors and assigns of Affinion and Holdings, as well as each of the directors, officers, employees and agents of Affinion and Holdings and each such other entity as well as Apollo Management, L.P. (such individuals and entities collectively referred to throughout this Agreement as the “Representatives”)) and Executive and that it is enforceable by either Executive, Affinion or Holdings (along with their respective successors and assigns) individually or collectively;

Executive has been advised, in writing, that she should consult with an attorney prior to executing this Separation Agreement and Executive has in fact done so, and the meaning, effect and terms of this Separation Agreement have been fully explained to Executive;

Executive has been afforded at least twenty-one (21) days to consider the meaning and effect of this Separation Agreement;

Executive understands that she may revoke this Separation Agreement for a period of seven (7) business days following the day she executes this Separation Agreement and this Separation Agreement shall not become effective or enforceable until the revocation period has expired. Any revocation within this period must be submitted, in writing, to Affinion and state, “I hereby revoke my acceptance of your Separation Agreement.” Said revocation must be personally delivered to Affinion or its designee, or mailed to Affinion and postmarked within seven (7) business days of execution of this Separation Agreement; and

Executive has carefully considered other alternatives to executing this Separation Agreement.

Separation Agreement

July 5, 2006

NOW THEREFORE, the parties hereto, for the full and sufficient consideration set forth below, hereby agree as follows:

1. Executive’s Resignation. (a) Unless otherwise requested by the Company, Executive’s last date of active employment with Affinion shall be September 30, 2006 (“Separation Date”). As of the Effective Date, the Employment Agreement and any other agreement between the parties relating to the terms of Executive’s employment, are hereby terminated and are of no further force or effect; provided, however, that each of Section 5 (“Restrictive Covenants”), Section 6 (“Non-Disparagement”), Section 7 (“Severance Payments”) and Section 9(f) (“Enforcement”) of the Employment Agreement shall survive such termination and shall continue to apply in accordance with the terms and conditions set forth in the Employment Agreement. Executive hereby agrees that she has resigned as an officer and where applicable, director, of Holdings and Affinion and their subsidiaries, without any further action necessary, effective as of the Separation Date. (b) Prior to the Separation Date, unless otherwise requested by Affinion, during normal business hours, Executive shall devote substantially all of her time to the business and affairs of the Company and to use her reasonable best efforts to perform, consistent with past practice and in good faith her responsibilities and obligations to the Company, including without limitation those matters reasonably delegated to her by the Chief Executive Officer of Affinion or the Board of Directors of Affinion, consistent with past practice and including without limitation signing of certifications and management letters provided that Executive shall not be deemed in breach of this Section 1(b) unless she engages in (i) conduct that constitutes fraud or embezzlement, (ii) willful misconduct or willful gross neglect, (iii) continued willful failure to substantially perform her duties as Executive Vice President and Chief Financial Officer, or (iv) a material breach by Executive of this Separation Agreement but in the event of (iii) or (iv), the Company shall have notified Executive in writing describing such failure to perform duties or material breach and Executive fails to cure same within twenty (20) days of her receipt of such written notice; Affinion acknowledges that it has approved of and Executive shall be permitted to paid vacation time from July 24, 2006 through August 4, 2006 and that nothing herein precludes Executive from performing her duties as a member of the Board of Directors of Beazer Homes USA, Inc.

2. Consideration Provided to the Parties. In consideration for the execution of this Separation Agreement and the compliance with the promises made herein, the parties agree as follows:

a.	Payment of Severance Amount – Affinion will pay to Executive an amount equal to the sum of Three Hundred and Sixty Thousand Dollars ($360,000.00), less applicable withholding taxes, in severance, payable in two equal installments, with the first payment due on October 2, 2006 and the second payment due on April 2, 2007 (the “Severance Amount”);

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July 5, 2006

b.	Base Pay/Employee Benefits Coverage – the Company shall continue to (i) pay to Executive, in accordance with the customary payroll practices of the Company, her existing base salary, less applicable withholding taxes through September 30, 2006; (ii) provide Executive with Executive’s existing employee benefits coverage through September 30, 2006, at which point the Executive will be eligible for coverage under COBRA; and (iii) reimburse Executive for all monthly automobile payments due through and including September 30, 2006 consistent with past practice and, by October 10, 2006 or as soon as reasonably practicable thereafter, at the option of the Company, (x) the Company shall either itself or through another party on behalf of the Company accept the assignment of such lease obligations and the parties shall promptly execute all documents necessary to effect the assignment and release Executive of her obligations to the leasing company or (y) the Company shall direct Executive to, and Executive shall, return the car to the appropriate dealership and the Company (1) shall pay to such dealership, or reimburse Executive in a lump sum any amount she must pay to terminate such lease early and (2) shall pay to Executive any taxes that may be due by Executive as a result of such payment by the Company;

c.	Payment of Unpaid Salary Amounts - Affinion will pay to Executive, by no later than October 6, 2006, which date shall be the next regular payroll date following September 30, 2006, all earned but unpaid base salary amounts owed to Executive through September 30, 2006, less applicable withholding taxes;

d.	Signing Bonus – Notwithstanding anything in the Employment Agreement to the contrary, Affinion acknowledges and agrees that Executive shall not be required to repay to the Company the Signing Bonus (as defined in the Employment Agreement);

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e.	Treatment of Holdings Common Equity – (i) Affinion will pay to Executive, as contemplated by Section 5 of the MIRA, Two Hundred and Fifty Thousand Dollars ($250,000.00) in exchange for the purchase by Holdings of the 25,000 shares of Common Stock (as defined in the MIRA) held by Executive by no later ten (10) business days following the Separation Date, and Executive hereby agrees to sell such shares of Common Stock to Holdings at such time that Affinion makes a request to Executive to purchase such shares; (ii) Executive agrees to promptly deliver to Affinion, at any time hereafter upon Affinion’s reasonable request, any and all instruments prepared by on behalf of Affinion which may be necessary or appropriate to evidence such sale of shares of Common Stock, including without limitation a stock purchase agreement; and (iii) notwithstanding anything in the MIRA to the contrary, following such time that Holdings purchases Executive’s shares of Common Stock, the provisions of Section 5(e) of the MIRA shall no longer apply with respect to Executive and Executive waives all of her rights to any Additional Consideration (as defined in the MIRA) thereunder;

f.	Treatment of Options — notwithstanding anything in the Option Agreement or the Option Plan to the contrary, Executive agrees that all of Executive’s Options (as defined in the Option Agreement) shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect effective as of the Separation Date; and

g.	Announcement and Reference - in announcing Executive’s departure from Affinion, Affinion agrees that it will issue an announcement to its employees and the public in the ordinary course in substantially the form set forth in Exhibit A attached hereto, provided that the only changes made to such form shall be additional information related to the Company and Affinion shall make such other consistent announcements but only as required by applicable law, including those required by federal securities laws. Upon inquiry to the Company or Holdings, prospective employers will be advised only as to (i) the dates of Executive’s employment, (ii) Executive’s most recent job title (namely, Executive Vice President – Chief Financial Officer of the Company), and (iii) that it is Company policy not to provide any other information in response to inquiries on past employees but a copy of Exhibit A shall be provided to the inquiring party.

3. Acknowledgement of Value of Consideration. Executive acknowledges and agrees that she has received adequate consideration for her execution of this Separation Agreement, and the fulfillment of the promises contained herein. Affinion and Holdings acknowledge and agree that they have received adequate consideration for their execution of this Separation Agreement and the fulfillment of the promises contained herein.

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July 5, 2006

4. Tax Withholding. Other than as set forth in Section 2(b)(iii) above, Executive understands and agrees that she is obligated for the payment of all taxes (whether federal, state, local or otherwise) which may become due and owing on the amounts referred to above and in the event that the amount withheld by Affinion for tax purposes with respect to such amount is insufficient, Executive shall indemnify and hold Affinion harmless for any taxes, interest or penalties imposed on Affinion or its Representatives as a result of Executive failing to meet any such tax obligation. Affinion and Holdings shall indemnify and hold Executive harmless for any taxes, interest or penalties imposed on Executive as a result of Affinion’s non-compliance with Section 2(b)(iii) above.

5. Release by Executive. Executive, of her own free will knowingly and voluntarily releases and forever discharges Affinion, Holdings and each of their respective Representatives, of and from any and all actions or causes of action, suits, claims, charges, complaints, damages, liabilities, obligations, promises and contracts (whether oral or written, express or implied from any source), whatsoever, in law or equity, which Executive may now have or hereafter can, shall or may have against Affinion, Holdings and each of their respective Representatives, including all unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims or damages to Executive, for, upon, or by reason of any matter, cause or thing whatsoever, which she ever had, now has, or shall have as of the Effective Date, including, but not limited to:

a.	any and all matters arising out of Executive’s employment by Affinion and the cessation of said employment, and including, but not limited to, any claims related to or for salary, bonuses, severance pay, or vacation pay, any alleged violation of the National Labor Relations Act, any claims for discrimination of any kind under Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974 (except for vested benefits under any qualified pension plan which are not affected by this Separation Agreement), the Americans With Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Federal Family and Medical Leave Act; and

b.	the Connecticut Equal Pay Law; Fair Employment Practices Act; Human Rights and Opportunities Law; Occupational Safety and Health Laws; AIDS Testing Law; Reproductive Hazards Law; the Smokers Rights Law; the Family and Medical Leave Law; the Wage and Hour Laws; the Political Activities provisions; the Voting, Military Service Leave, Jury and Witness Duty provisions; the Smoking and Drug Testing provisions; the Whistleblower Protection provisions; and the Workers’ Compensation provisions; and

c.	any and all matters and rights arising out of her ownership of the Common Stock and Options (as defined in the MIRA), whether in connection with or arising out of the Subscription Agreement, the Option Agreement, the MIRA or any other agreement, applicable law or otherwise; and

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July 5, 2006

d.	any other federal, state or local civil or human rights law, or any other alleged violation of any local, state or federal law, regulation or ordinance, and/or public policy, implied or expressed contract, fraud, negligence, estoppel, defamation, breach of duty of loyalty, infliction of emotional distress or other tort or common-law claim having any bearing whatsoever on the terms and conditions and/or cessation of Executive’s employment with Affinion or otherwise, including, but not limited to, any allegations for costs, fees, or other expenses, including reasonable attorneys’ fees, incurred in these matters.

The foregoing release specifically excludes Executive’s right to enforce the terms of this Separation Agreement.

e. On the Separation Date, the Executive shall also enter into a release in the form set forth on Exhibit B hereto.

6. Release by Affinion and Holdings.

a. Each of Affinion and Holdings, on behalf of themselves and their officers, directors and employees, to the extent Affinion or Holdings have actual knowledge of such Claims (as defined below) as of the Effective Date, knowingly and voluntarily releases and forever discharges Executive, of and from any and all actions or causes of action, suits, claims, charges, complaints, damages, liabilities, obligations, promises and contracts (whether oral or written, express or implied from any source), whatsoever, in law or equity (“Claims”), which Affinion and Holdings may now have or hereafter can, shall or may have against Executive, for, upon, or by reason of any matter, cause or thing whatsoever, which they ever had, now has, or shall have as of the Effective Date , including, but not limited to the performance of her duties during her employment, the cessation of her employment, any and all matters and obligations arising of out her ownership of Common Stock and Options, whether in connection with or arising out of the Subscription Agreement, the Option Agreement, the MIRA or any other agreement, applicable law or otherwise; any federal, state or local civil or human rights law, or any other alleged violation of any local, state or federal law, regulation or ordinance, and/or public policy, implied or expressed contract, fraud, negligence, estoppel, defamation, breach of duty of loyalty, infliction of emotional distress or other tort or common-law claim having any bearing whatsoever on the terms and conditions and/or cessation of Executive’s employment with Affinion or otherwise, including, but not limited to, any allegations for costs, fees, or other expenses, including reasonable attorneys’ fees, incurred in these matters.

b. The foregoing release, and the waivers set forth in Section 7(c) below, specifically exclude (i) Affinion’s or Holdings’ right to enforce the terms of this Separation Agreement or (ii) any liability or injury to Affinion, Holdings or any of their Representatives which arises out of, relates to or is based upon any criminal or fraudulent act committed by Executive.

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July 5, 2006

c. On the Separation Date, Affinion and Holdings shall also enter into a release in the form set forth on Exhibit B hereto.

7. Waivers of Further Legal Actions. (a) Except in connection with enforcing the terms of this Separation Agreement, (x) Executive waives her right to file or commence any charge or complaint or proceeding nor will she accept any relief or recovery from any charge or complaint before any federal, state, or local court, or any administrative, regulatory or arbitration agency or body against Affinion, Holdings or any of their respective Representatives, except as such waiver is prohibited by statutory provision and (y) Executive further agrees not to file or commence any action or proceeding before any federal, state, or local court against Affinion, Holdings, or any of their respective Representatives. Executive also acknowledges that she does not have any current charge against Affinion, Holdings or any of their respective Representatives pending before any local, state or federal agency regarding her employment or otherwise. Except as prohibited by statutory provision, in the event that any claims are filed, they shall be dismissed with prejudice upon presentation of this Agreement and Executive shall reimburse Affinion, Holdings and each of their respective Representatives for the costs, including reasonable attorneys’ fees, of defending any such action. (b) Affinion and Holdings, on their own behalf and that of their officers, directors and employees also acknowledge that they do not have any current charge against Executive pending before any local, state or federal agency regarding her employment or otherwise. (c) Subject to Section 6(b)(ii) above and except as prohibited by statutory provision, in the event that any claims are filed arising from or related to the conduct of Executive about which Affinion, Holdings or their officers, directors and employees were actually aware of as of the Effective Date and the facts giving rise to such claim existed as of the Effective Date, they shall be dismissed with prejudice upon presentation of this Agreement and Affinion and Holdings shall reimburse Executive for the costs, including reasonable attorneys’ fees, of defending any such action.

8. Agreement Not to Participate in Third Party Legal Actions. Executive agrees not only to release Affinion, Holdings and each of their respective Representatives from any and all claims as stated above which she could make on her own behalf, but also those which may be made by any other person or organization on her behalf. Executive specifically waives any right to become, and promises not to become a member of any class in a case in which a claim or claims against Affinion, Holdings or any of their respective Representatives are made involving any events up to and including the date of this Separation Agreement, except where such waiver is prohibited by statutory provision. Executive further waives any right to, and agrees not to, in any way voluntarily assist any individual or entity in commencing or prosecuting any action or proceeding including, but not limited to, any administrative agency claims, charges or complaints and/or any lawsuit against Affinion, Holdings or any of their respective Representatives, or to in any way voluntarily participate or cooperate in any such action or proceeding, except as such waiver is prohibited by statutory provision or as required by law.

Separation Agreement

July 5, 2006

9. Indemnification. The Company will indemnify the Executive to the fullest extent permitted by the certificate of incorporation and by-laws of the Company.

10. Company Property. Executive agrees that prior to the Separation Date she shall return all company property to Affinion, including her identification card, any computer hardware and software, all paper or computer-based files, business documents, and/or other records as well as all copies thereof, credit cards, keys and any other company supplies or equipment in her possession.

11. Confidentiality of Terms of this Agreement. Except as set forth in Section 2(g) hereof or as may be required by applicable law, including securities law or pursuant to a lawful Court order or subpoena, the parties agrees not to disclose, either directly or indirectly, any information whatsoever regarding the existence or substance of this Separation Agreement including specifically any of the terms of settlement. The parties acknowledge that the Company may file this agreement with the Securities and Exchange Commission. This nondisclosure includes, but is not limited to, members of the media, present and former employees of Affinion, and its Representatives, representatives of any organization, members of the public and any other individuals, but does not include Executive’s spouse, an attorney or accountant with whom Executive chooses to consult or seek advice regarding her consideration of and decision to execute this Separation Agreement (provided that her spouse and such attorney or accountant agrees to keep the provisions of this agreement strictly confidential). This Agreement shall not be admissible in any proceeding except to enforce the terms herein, unless otherwise required by or pursuant to lawful court order or subpoena. In response to inquiries from individuals other than her spouse, an attorney or accountant, Executive shall only respond by stating substantially “I am satisfied with the terms of my separation” but shall also be permitted to refer inquiring parties to Exhibit A attached hereto, describe the positions and salaries she held, the job duties and functions she performed and the dates of commencement and resignation of her employment. In response to all inquiries about Executive’s employment, the Company shall comply with the provisions set forth in Section 2(g) hereof.

12. Cooperation on Litigation Matters. Executive shall, upon request by Affinion following reasonable notice, appear to testify, and testify fully and truthfully, at any deposition, trial, mediation, arbitration or other similar proceeding in which Affinion or any of their respective Representatives is a party. In the event that Affinion requests, pursuant to the provisions of this paragraph 12, that Executive travel to any location for the purpose of participating in a deposition, trial, mediation, arbitration or other similar proceeding, then Affinion shall reimburse Executive for all time spent by Executive in connection therewith at a reasonable hourly rate, plus all reasonable out-of-pocket expenses she incurs for food, lodging and travel, upon presentation of receipts evidencing such expenses. In addition, Executive shall cooperate with Affinion and its Representatives at a reasonable hourly rate plus all reasonable out of pocket expenses incurred for food, lodging and travel, upon presentation of receipts evidencing such expenses, in regard to any claims made or litigation brought against any such person or entity, as well as in regard to investigations by any governmental agency. As part of

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this cooperation, Executive will make herself available on reasonable notice to be interviewed by counsel for any such person or entity and to respond in a reasonably prompt manner to all reasonable inquiries (including telephonic and written inquiries) for information or records in her possession, custody or control pertaining to any such matters. Executive agrees to be truthful and cooperative in any such interview and in responding to any such inquiry.

13. Injunctive Relief. Each of the parties hereto acknowledges that any breach of the terms of this Agreement would result in irreparable injury and damage to the party affected thereby for which there would be no adequate remedy at law. Accordingly, each of the parties hereto agrees that in the event of such breach or any threat of breach, the party affected thereby shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach, without having to prove damages (or post any bond), in addition to any other remedies to which the affected party may be entitled at law or in equity. The terms of this Section shall not prevent any party hereto from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to an action for damages, setting off against any amounts owed under this Agreement and/or any other legal or equitable remedies.

14. Remaining Obligations under Employment Agreement and Non-Competition Provisions. Executive acknowledges and agrees that she will remain bound by all of the obligations set forth in Section 5 (“Restrictive Covenants”), Section 6 (“Non-Disparagement”) and Section 9(f) (“Enforcement”) of the Employment Agreement and that such provisions shall remain in full force and effect following the date hereof in accordance with the terms and conditions of such provisions set forth in the Employment Agreement. Executive further acknowledges and agrees that she will remain bound by the restrictive covenants sets forth in Annex I of the MIRA, as modified by Section 5 of the Employment Agreement. The parties agree that notwithstanding the restrictions of Section 2 of Annex I of the MIRA, Executive shall not be precluded from “directly or indirectly engaging in” business with credit card companies and financial/banking institutions, including but not limited to Master Card, Visa, American Express, CitiGroup and its affiliated entities, JP Morgan, and like entities (“Permitted Entity”) provided that (x) Executive’s duties with such Permitted Entity are not primarily related to any business unit that markets, provides, administers or makes available affinity-based membership programs, affinity-based insurance programs, benefit packages as an enhancement to financial instruments or other customer accounts or loyalty-based programs (“Competing Activities”) or (y) such Permitted Entity’s Competing Activities do not account for more than fifteen percent (15%) of such entity’s revenue.

The Company and Holdings, on their behalf and on behalf of their senior executives, officers and directors acknowledge and agree that they are and/or will remain bound by all of the obligations set forth in Section 6 (“Non-Disparagement”) and Section 9(f) (“Enforcement”) of the Employment Agreement and that such provisions shall remain in full force and effect following the date hereof in accordance with the terms and conditions of such provisions set forth in the Employment Agreement.

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July 5, 2006

15. Governing Law; Severability of Provisions. This Separation Agreement will be governed by and construed in accordance with the laws of the State of Delaware. Its language shall be construed as a whole, according to its fair meaning, and not strictly for or against either party. Should any provision of this Separation Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, including the general release language, such provision shall immediately become null and void, leaving the remainder of this in full force and effect. However, if as a result of any action initiated by Executive, any portion of the general release language were ruled to be unenforceable for any reason, Executive shall return the Severance Amount paid hereunder to Affinion.

16. No Admission of Liability. The parties agrees that neither this Separation Agreement nor the furnishing of the consideration relating to it shall be deemed or construed at any time for any purpose as an admission by Affinion or any of its Representatives, nor by Executive, of any liability or unlawful or improper conduct of any kind.

17. No Oral Amendments of Agreement. This Separation Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Separation Agreement.

18. Entire Agreement. This Separation Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereto, and fully supersedes any prior agreements or understandings between the parties, except as specifically set forth herein. In deciding to execute this Separation Agreement, Executive has not relied on any statement or representation by any of the parties hereto or any of their respective Representatives that is not set forth in this document.

19. Counterparts; Facsimile Signatures. This Agreement may be executed in separate counterparts, each of which when executed shall be deemed to be an original and all of which together will constitute one and the same instrument binding upon all of the parties hereto. For purposes of this Agreement, facsimile signatures shall be deemed originals.

THE PARTIES HAVE READ AND FULLY CONSIDERED THIS AGREEMENT AND GENERAL RELEASE AND ARE MUTUALLY DESIROUS OF ENTERING INTO SUCH AGREEMENT AND GENERAL RELEASE. THE PARTIES UNDERSTAND THAT THIS DOCUMENT SETTLES, BARS AND WAIVES ANY AND ALL CLAIMS EXECUTIVE HAD OR MIGHT HAVE AGAINST THE COMPANY OR ITS REPRESENTATIVES; AND THE PARTIES ACKNOWLEDGE THAT THEY ARE NOT RELYING ON ANY OTHER REPRESENTATIONS, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT. HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH HEREIN, THE PARTIES FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT AND GENERAL RELEASE.

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THEREFORE, the parties to this Separation Agreement now voluntarily and knowingly execute this Agreement.

/s/ Maureen E. O’Connell
Maureen E. O’Connell

Signed and sworn before me this 5th day of July 2006.

/s/ Louis H. Collins
Louis H. Collins, Notary Public State of Connecticut My commission expires 8/31/2007	AFFINION GROUP, INC.

	By:	/s/ Nathaniel Lipman
	Name:	Nathaniel Lipman
	Title:	President & CEO
Signed and sworn before me this 5th day of July 2006.

/s/ Louis H. Collins
Louis H. Collins, Notary Public State of Connecticut My commission expires 8/31/2007
AFFINION GROUP HOLDINGS, INC.

	By:	/s/ Nathaniel Lipman
	Name:	Nathaniel Lipman
	Title:	President & CEO
Signed and sworn before me this 5th day of July 2006.

/s/ Louis H. Collins
Louis H. Collins, Notary Public State of Connecticut My commission expires 8/31/2007

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July 5, 2006

Exhibit A

Form of Affinion’s Announcement on Executive’s Departure

Exhibit A

Affinion Group today announced that Maureen O’Connell, Executive Vice President and Chief Financial Officer, will leave the company in order to devote more time to her family and personal interests. Ms. O’Connell has agreed to remain in her position as CFO until the end of September to allow for a smooth transition, while the company searches for her successor.

Nat Lipman, President and CEO commented, “Maureen has made significant and valuable contributions to the Company and its future success. During her tenure, Maureen helped us to complete our first year-end audit as an independent company and has been instrumental in our S-4 registration process. Furthermore, by refinancing our bridge loan with senior subordinated notes, she leaves the company with a stronger balance sheet.

On behalf of the Company and the Board of Directors, I would like to thank Maureen for her leadership and we wish her the best in her future endeavors.”

                                                              2006

Separation Agreement

July 5, 2006

EXHIBIT B

FORM OF BRINGDOWN RELEASE

Affinion Group, Inc., a Delaware corporation (“Affinion” or the “Company”), Affinion Group Holdings, Inc. (“Holdings”) and Maureen E. O’Connell (hereinafter collectively with her heirs, executors, administrators, successors and assigns, referred to as “Executive”), mutually desire to enter into this Agreement and General Release as of this      day of             , 2006 (the “Separation Date”) and agree that for the full and sufficient consideration set forth below, hereby agree as follows:

1. Release by Executive. In addition to the release set forth in the Separation Agreement between Affinion, Holdings and Executive dated July __, 2006 (the “Separation Agreement”), Executive, of her own free will knowingly and voluntarily releases and forever discharges Affinion, Holdings and each of their respective Representatives, of and from any and all actions or causes of action, suits, claims, charges, complaints, damages, liabilities, obligations, promises and contracts (whether oral or written, express or implied from any source), whatsoever, in law or equity, which Executive may now have or hereafter can, shall or may have against Affinion, Holdings and each of their respective Representatives, including all unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims or damages to Executive, for, upon, or by reason of any matter, cause or thing whatsoever, which she ever had, now has, or shall have as of the Separation Date, including, but not limited to:

a.	any and all matters arising out of Executive’s employment by Affinion and the cessation of said employment, and including, but not limited to, any claims related to or for salary, bonuses, severance pay, or vacation pay, any alleged violation of the National Labor Relations Act, any claims for discrimination of any kind under Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974 (except for vested benefits under any qualified pension plan which are not affected by this Separation Agreement), the Americans With Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Federal Family and Medical Leave Act; and

b.	the Connecticut Equal Pay Law; Fair Employment Practices Act; Human Rights and Opportunities Law; Occupational Safety and Health Laws; AIDS Testing Law; Reproductive Hazards Law; the Smokers Rights Law; the Family and Medical Leave Law; the Wage and Hour Laws; the Political Activities provisions; the Voting, Military Service Leave, Jury and Witness Duty provisions; the Smoking and Drug Testing provisions; the Whistleblower Protection provisions; and the Workers’ Compensation provisions; and

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c.	any and all matters and rights arising out of her ownership of the Common Stock and Options (as defined in the MIRA), whether in connection with or arising out of the Subscription Agreement, the Option Agreement, the MIRA or any other agreement, applicable law or otherwise; and

d.	any other federal, state or local civil or human rights law, or any other alleged violation of any local, state or federal law, regulation or ordinance, and/or public policy, implied or expressed contract, fraud, negligence, estoppel, defamation, breach of duty of loyalty, infliction of emotional distress or other tort or common-law claim having any bearing whatsoever on the terms and conditions and/or cessation of Executive’s employment with Affinion or otherwise, including, but not limited to, any allegations for costs, fees, or other expenses, including reasonable attorneys’ fees, incurred in these matters.

The foregoing release specifically excludes Executive’s right to enforce the terms of the Separation Agreement.

2. Release by Affinion and Holdings.

a. In addition to the release set forth in the Separation Agreement, each of Affinion and Holdings, on behalf of themselves and their officers, directors and employees, to the extent Affinion or Holdings have actual knowledge of such Claims (as defined below) as of the Separation Date, knowingly and voluntarily releases and forever discharges Executive, of and from any and all actions or causes of action, suits, claims, charges, complaints, damages, liabilities, obligations, promises and contracts (whether oral or written, express or implied from any source), whatsoever, in law or equity (“Claims”), which Affinion and Holdings may now have or hereafter can, shall or may have against Executive, for, upon, or by reason of any matter, cause or thing whatsoever, which they ever had, now has, or shall have as of the Separation Date, including, but not limited to the performance of her duties during her employment, the cessation of her employment, any and all matters and obligations arising of out her ownership of Common Stock and Options, whether in connection with or arising out of the Subscription Agreement, the Option Agreement, the MIRA or any other agreement, applicable law or otherwise; any federal, state or local civil or human rights law, or any other alleged violation of any local, state or federal law, regulation or ordinance, and/or public policy, implied or expressed contract, fraud, negligence, estoppel, defamation, breach of duty of loyalty, infliction of emotional distress or other tort or common-law claim having any bearing whatsoever on the terms and conditions and/or cessation of Executive’s employment with Affinion or otherwise, including, but not limited to, any allegations for costs, fees, or other expenses, including reasonable attorneys’ fees, incurred in these matters.

b. The foregoing release specifically excludes (i) Affinion’s or Holdings’ right to enforce the terms of the Separation Agreement or (ii) any liability or injury to Affinion, Holdings or any of their Representatives which arises out of, relates to or is based upon any criminal or fraudulent act committed by Executive.

Separation Agreement

July 5, 2006

3. THE PARTIES HAVE READ AND FULLY CONSIDERED THIS AGREEMENT AND GENERAL RELEASE AND ARE MUTUALLY DESIROUS OF ENTERING INTO SUCH AGREEMENT AND GENERAL RELEASE. THE PARTIES UNDERSTAND THAT THIS DOCUMENT SETTLES, BARS AND WAIVES ANY AND ALL CLAIMS EXECUTIVE HAD OR MIGHT HAVE AGAINST THE COMPANY OR ITS REPRESENTATIVES; AND THE PARTIES ACKNOWLEDGE THAT THEY ARE NOT RELYING ON ANY OTHER REPRESENTATIONS, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT. HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN THE SEPARATION AGREEMENT, THE PARTIES FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT AND GENERAL RELEASE.

4. NOTHING HEREIN SHALL IN ANY WAY LIMIT THE RELEASE PROVIDED BY ANY PARTY HERETO IN SECTION 5 OR SECTION 6 OF THE SEPARATION AGREEMENT.

Separation Agreement

July 5, 2006

THEREFORE, the parties to this release now voluntarily and knowingly execute this Agreement.

Maureen E. O’Connell

Signed and sworn before me this day of 2006.

Notary Public	AFFINION GROUP, INC.

By:
Name:
Title:
Signed and sworn before me this day of 2006.

Notary Public
AFFINION GROUP HOLDINGS, INC.

By:
Name:
Title:
Signed and sworn before me this day of 2006.

Notary Public

Separation Agreement

July 5, 2006

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